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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated November 14, 2001 on the audited financial statements of ServiceMaster Management Services Business as of and for the year ended December 31, 2000 and to all references to our Firm included in or made a part of this registration statement.
                                         /s/ Arthur Andersen LLP

Chicago, Illinois

November 14, 2001